Exhibit 24.2

POWER OF ATTORNEY

STATE OF DELAWARE	)
)
COUNTY OF NEW CASTLE)

KNOW ALL MEN BY THESE PRESENTS, that Central Originating Lease Trust II, a Delaware statutory trust (the “Trust”), existing pursuant to the Declaration of Trust, dated March 23, 2012, by Deutsche Bank Trust Company Delaware, not in its individual capacity but solely as COLT II Owner Trustee, and acknowledged accepted and agreed to by Central Originating Lease II LLC (“COL II LLC”) (the “Declaration”), does hereby make, constitute and appoint COL II LLC, and its agents, employees and attorneys, as Attorneys-in-Fact to prepare, execute, file or deliver on behalf of the COLT II Owner Trustee or the Trust any registration statement (including pre-effective and post-effective amendments thereto) or other filing to made with the Securities and Exchange Commission by the Trust necessary or incidental to the purpose and powers set forth in Section 2.3 of the Declaration. COL II LLC is authorized and empowered to prepare for filing in connection with any such registration statement, balance sheets, income statements and any other financial statements for the Trust.

This Power of Attorney shall remain in effect until the purposes of this appointment and authorization be accomplished, or until the Trust gives notice that such rights, power and authority are terminated, whichever shall earlier occur. This Power of Attorney shall be governed by and construed in accordance with the laws of the State of Delaware.

EXECUTED this 9th day of October, 2013.

CENTRAL ORIGINATING LEASE TRUST II

BY: Deutsche Bank Trust Company Delaware, not in its individual capacity but solely as COLT II Owner Trustee

/s/ Elizabeth B. Ferry
Name:	Elizabeth B. Ferry
Title:	Vice President

/s/ Chad Jones
Name:	Chad Jones
Title:	Vice President

Before me, the undersigned authority, on this day personally appeared Elizabeth B. Ferry and Chad Jones, known to me to be the persons whose names are subscribed to the foregoing instrument, and each acknowledged to me that they signed the same for the purposes and considerations therein expressed.

Sworn to before me this 9th day of October, 2013.

/s/ Kathleen S. Baldo
Notary Public - State of Delaware
My commission expires: November 27, 2016